UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 8, 2013

(Exact name of registrant as specified in charter)

Wyoming	000-08447	83-0219465
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 5th Street, Suite 200, Miami, Florida	33139
(Address of Principal Executive Offices	(Zip Code)

Registrant's telephone number, including area code:  (305) 704-3294

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see  General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENTS

On October 4, 2012, Omega Commercial Finance Corporation (Company) consummated a corporate action that entailed the closing of the Unit Subscription Agreement Titled USA 68207V208 OCFN, (the "USA") and has been formally closed by Elco Securities. In a Cash Account in the name of Omega Commercial Finance Corporation and is fully funded.

ITEM 3.02  UNREGISTERED  SALE OF EQUITY SECURITES

The Unit Subscription Agreement (the “USA”) contains 900 units priced at $45,156.85 totaling the $40,642,069. Pursuant to which the Company issued nine (9) certificates each for 30,222 shares of newly designated Series A Preferred Stock (the “Series A Shares”) and 101,258,100 Warrants (the “Common Stock Warrants”) to purchase additional Company Stock with an average price of $1.42 per share.

The Investment amount of $40,642,069 is available to Omega Commercial Finance Corporation subject to the Account Management Agreement AMA 68207V208 OCFN dated September 30, 2013 (The "AMA") and Memorandum of Terms MOT 68207V208 OCFN dated September 30, 2013 (The “MOT”) pursuant to the terms and conditions outlined in the full agreements (the “Agreements”) listed in Item 9.01 (b) Exhibits incorporated herein.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits. The following exhibits are being filed herewith:

Exhibit No.	Description

10.20	Memorandum of Terms between the Company and 9 investors

10.21	Unit Subscription Agreement between the Company and 9 investors

10.22	Account Management Agreement between the Company, 9 investors and Elco Securities, Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  October 8, 2013

OMEGA COMMERCIAL FINANCE CORPORATION

By:   /s/ Jon S. Cummings, IV

Name: Jon S. Cummings, IV

Title: Chief Executive Officer